Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-274758 on Form S-4 of Zevra Therapeutics, Inc. (f/k/a KemPharm, Inc.) of our report dated March 30, 2022, relating to the financial statements of KemPharm, Inc. for the year ended December 31, 2021, appearing in the Annual Report on Form 10-K of Zevra Therapeutics, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/S/ RSM US LLP

Orlando, Florida

October 6, 2023